EXHIBIT 99.1

Midway Gold Corp. MDW:NYSE-AMEX MDW:TSX-V

Draft Environmental Impact Statement Available for Midway’s Pan Gold Project,
White Pine County, Nevada

March 22, 2013

Denver, Colorado – Midway Gold Corp. (“Midway” or the “Company”) announces that the Draft Environmental Impact Statement (DEIS) for the Pan Project is available for public comment as published by the U.S. Bureau of Land Management (BLM) in the federal register. The DEIS provides an analysis of environmental, social and economic impacts of the proposed mine plan and possible alternatives. The public is invited to submit comments on the Pan Project during a 45-day comment period ending May 6, 2013. The BLM will then address these comments prior to approving the Final EIS and to awarding a Record of Decision.

“Completion of the Draft EIS marks a significant milestone in our efforts toward making the Pan Mine a reality,” said Ken Brunk, Midway’s President & CEO. “We have come a long way toward bringing the Pan Project into production and we look forward to achieving the remaining milestones on the road to our final permits. We invite you to support Pan’s progress by submitting your comments and we look forward to reading them.”

What is NEPA?
The Environmental Impact Statement (EIS) for our Pan Project is required under the National Environmental Policy Act (NEPA).  According to “A Citizen’s Guide to NEPA,” the federal government’s official handbook states:

“The environmental review process under NEPA provides an opportunity for you to be involved in the Federal agency decision making process … NEPA requires Federal agencies to consider environmental effects that include, among others, impacts on social, cultural, and economic resources, as well as natural resources. Citizens often have valuable information about places and resources that they value and the potential environmental, social, and economic effects that proposed federal actions may have on those places and resources. NEPA’s requirements provide you the means to work with the agencies so they can take your information into account.”

What is an EIS?
The Pan project is on federal land and NEPA requires the Bureau of Land Management (BLM) to analyze potential environmental consequences of the planned project and any reasonable alternatives. An EIS is the analysis of how the proposed project, and possible alternatives, will impact the environment. It proposes mitigation measures for identified impacts. Midway is far advanced in the process, which includes baseline studies, a Draft EIS, and then the Final EIS. The Draft EIS comment period invites the public to be involved for the second time in the NEPA process. Comments will be addressed in the Final EIS, which will then inform the government’s final decision and mitigation requirements. Figure 1 illustrates the Company’s progress in the NEPA permit process to date.

Figure 1. Permitting Progress at Pan

Why Public Involvement?
Midway understands that public input is a crucial part of involving the community in our project. We believe the project will be improved by this involvement and support the BLM in encouraging residents to submit comments on the Pan project. We understand that living and working in Nevada is a privilege and we view this phase of the permitting process as an opportunity for the public to take part in building our business in Nevada.

You can learn more about the NEPA process by reading “A Citizen’s Guide to NEPA” available from the BLM, or on the Web at:
http://www.blm.gov/pgdata/etc/medialib/blm/nm/programs/planning/planning_docs.Par.53208.File.dat/A_Citizens_Guide_to_NEPA.pdf

Where to Comment
The BLM will be accepting written comments beginning March 22nd and ending May 6th. There are several options available by which to submit comments:

- Mail to the BLM directly:
BLM Ely District Office

HC 33 Box 33500
Ely, NV 89301
Attn: Miles Kreidler

- Email the BLM:
BLM_NV_EYDO_Midway_Pan_EIS@blm.gov

The Pan Gold Project, Nevada

The Pan Project represents nearly a US$100 million capital investment in a part of Nevada that welcomes new investment and associated economic opportunities (see Feasibility Study dated December 19, 2011).  Once in operation, the Pan mine is projected to provide 150 workers with stable, high-paying jobs. In addition to direct employment, Midway expects the mine will have a multiplier effect by creating support jobs in surrounding communities.

Geologically, the Pan project is an oxidized, Carlin-style gold deposit mineable by shallow open pit methods and treatable by heap leaching. A Feasibility Study was completed in November 2011. It shows the NPV5% of the project is robust at a range of gold prices, ranging from $123 million at $1,200/oz gold to $344M at $1,900/oz gold. The IRR grows from 32% to 79% using the same gold price range. Both are after-tax figures (see press release dated November 15, 2011).

Figure 2. Pan Project Feasibility Projections

Gold Price	$1,200/oz	$1,550/oz	$1,725/oz	$1,900/oz
NPV5%	$123 mm	$235 mm	$290 mm	$344 mm
IRR	32%	56%	67%	79%
Payback	2.6 yrs	1.7 yrs	1.4 yrs	1.2 yrs

This release has been reviewed and approved for Midway by William S. Neal (M.Sc., CPG), Vice President of Geological Services of Midway, and a "qualified person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.